EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-162108, 333-38236, 333-38250, 333-47326, 333-87092 and 333-97787), Form S-3 (No. 333-152944) and Form S-3 filed as post-effective amendment No. 2 to Registration Statement on Form S-4 (No. 333-103434) of Krispy Kreme Doughnuts, Inc. of our report dated April 15, 2010 relating to the financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting of Krispy Kreme Doughnuts, Inc., which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Raleigh, North Carolina
April 15, 2010